Exhibit 99.1
DEVELOPERS DIVERSIFIED REALTY

Contact:	William H. Schafer Executive Vice President and Chief Financial Officer Developers Diversified Realty 216.755.5500
DEVELOPERS DIVERSIFIED ANNOUNCES INTENT TO
INCREASE 2007 QUARTERLY COMMON SHARE
DIVIDEND BY 11.9%
CLEVELAND, OHIO — November 30, 2006 - Developers Diversified (NYSE: DDR) today announced its intention to increase its quarterly 2007 common share dividend to $0.66 per share, which is 11.9% higher than the quarterly common share dividend of $0.59 per share paid by Developers Diversified in 2006. This increase is scheduled to commence in April 2007. On an annualized basis, the dividend would increase to $2.64 per share in 2007 from $2.36 per share in 2006.
Scott Wolstein, Developers Diversified’s Chairman and Chief Executive Officer, commented, “This dividend increase is achieved through our continued outstanding financial performance and signals the Board’s confidence in the growth, earnings and cash generating potential of our business. Our dividend policy reflects our commitment to shareholders’ interests by balancing dividend growth with dividend safety.”
Developers Diversified currently owns or manages over 500 operating and development retail properties in 44 states, plus Puerto Rico and Brazil, comprising approximately 118 million square feet. Developers Diversified is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops and manages shopping centers. Additional information about Developers Diversified is available on the Internet at http://www.ddr.com.
Developers Diversified considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Developers Diversified’s expectation for future periods. Although Developers Diversified believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of Developers Diversified to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant, constructing properties or expansions that produce a desired yield on investment or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to Developers Diversified’s Annual Report on Form 10-K for the year ended December 31, 2005.
Additional Information and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the previously announced proposed transaction between Developers Diversified and Inland Retail Real Estate Trust, Inc. (“IRRETI”), Developers Diversified and IRRETI expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to: Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.
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